                               Representative Transfers to Service Co

                                              Orig Count       CSV       USV    EngSV     New Count
                                             ---------------------------------------------------------
Boston Gas Company                                   1,322         (72)      -                  1,250
Colonial Gas Company                                   305          (3)      -                    302
KED NY                                               2,585        (859)   (216)     (34)        1,476
KED LI                                                 645                          (34)          611
Eastern                                                 31          (2)      -                     29
Energy North                                           149          (2)      -                    147
Energy North Mechanicals                               185           -       -        -           185
Energy North Propane                                    57                                         57
Energy North Realty                                      1           -       -        -             1
Essex Gas Company                                       57           -       -        -            57
KeySpan Generation LLC                                 904          (2)      -     (185)          717
KeySpan Development Corp                                12           -       -        -            12
KeySpan Energy Corp                                     21         (21)                             -
KeySpan Services Inc                                 2,621           -      (1)      (1)        2,619
Midland Services Inc                                 1,411           -       -        -         1,411
Northeast Gas Markets                                    6                                          6
KeySpan-Ravenswood, inc. (EWG)                         160           -       -        -           160
Service Edge                                           135                                        135
KeySpan Energy Trading Svc LLC                          40           -     (26)       -            14
KeySpan Electric Services                            1,142           -      (1)    (111)        1,030
Transgas                                                68           -       -        -            68
                                             ---------------------------------------------------------
                                                    11,857        (961)   (244)    (365)       10,287

KCS                                                  1,791         963      (1)      (5)        2,748
KUS                                                    211          (2)    245       (5)          449
KENG                                                     -           -       -      375           375
                                             ---------------------------------------------------------


Total KeySpan Subsidiary Employees                  13,859           -       -        -        13,859
                                             =========================================================


As of Sept 2000